Exhibit 10.3

pledge AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made as of May 10, 2017, by and between APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation (“Pledgor”), and MIDCAP FINANCIAL TRUST, a Delaware statutory trust, as agent (in such capacity, together with its successors and assigns, “Agent”) for itself and the other Lenders (as defined herein).

RECITALS

A.       The term “Borrowers”, as used herein, shall mean collectively all of the following entities: Pledgor, ApplianceSmart, Inc., a Minnesota corporation, ARCA Recycling, Inc., a California corporation and Customer Connexx LLC, a Nevada limited liability company, and such other borrowers that may become “Borrowers” under the Credit Agreement (as defined herein); the term “Borrower”, as used herein, shall mean individually each entity that is one of the Borrowers; and the term “Company” as used herein shall mean individually and collectively, as the context may require, ApplianceSmart, Inc., a Minnesota corporation, ARCA Recycling, Inc., a California corporation, ARCA Canada, Inc., a Canadian corporation, ARCA Advanced Processing, LLC and Customer Connexx LLC, a Nevada limited liability company.

B.       Pursuant to that certain Credit and Security Agreement dated as of even date herewith among Borrowers, the financial institutions from time to time parties thereto, as lenders (collectively, the “Lenders”), and Agent (as the same may be amended, supplemented, modified, increased, renewed or restated from time to time, the “Credit Agreement”), Agent and Lenders have agreed to make available to Borrowers a revolving loan facility in the maximum principal amount of $12,000,000. Borrowers have executed and delivered one or more promissory notes evidencing the indebtedness incurred by Borrowers under the Credit Agreement (as the same may be amended, modified, increased, renewed or restated from time to time, and together with all renewal notes issued in respect thereof, collectively the “Notes”). The terms and provisions of the Credit Agreement and Notes are hereby incorporated by reference in this Agreement.

C.       The terms and provisions of the Credit Agreement and Notes are hereby incorporated by reference in this Agreement. This Agreement, the Notes, the Credit Agreement and all of the other documents evidencing, securing and/or governing or executed in connection with the Notes, as the same may be amended, modified, increased, renewed or restated from time to time, are herein referred to collectively as the “Financing Documents”.

D.       The term “Obligations”, as used herein, means (1) the principal of, and interest on, the Notes and all other sums, fees, charges and expenses due or payable to Agent and the Lenders under this Agreement or the other Financing Documents, (2) all agreements and covenants with and obligations to Agent and the Lenders arising under, out of, or as a result of or in connection with the Financing Documents, (3) all amounts advanced by Agent and the Lenders to preserve, protect, defend, and enforce their rights under this Agreement and the other Financing Documents or in the collateral encumbered by the Financing Documents, and all expenses incurred by Agent in connection therewith, and (4) any and all other present and future indebtedness, liabilities and obligations of every kind and nature whatsoever of Borrowers to Agent and the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, both now and hereafter existing, or due or to become due, whether as borrower, guarantor, surety, indemnitor, assignor, pledgor or otherwise. The term “Loans” as used herein means the loan transaction or transactions giving rise to the Obligations.

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E.       In connection with Agent and the Lenders entering into the Credit Agreement and agreeing to make the credit accommodations under the Credit Agreement and as security for all of the Obligations, Agent is requiring that Pledgor shall have executed and delivered this Agreement.

F.        Pledgor is a member of, shareholder of, partner in or other equity owner in Company and, as such, will continue to derive substantial benefit by reason of Lenders making the Loans.

AGREEMENT

NOW, THEREFORE, to induce Agent and the Lenders to enter into the Credit Agreement and to make the Loans, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Agent hereby incorporate hereby by this reference the foregoing Recitals and hereby covenant and agree as follows:

1.                  Grant of Assignment and Security Interest. Pledgor hereby pledges, assigns and grants to Agent, for the benefit of itself and the Lenders, as security for the Obligations a security interest in the following property of Pledgor (collectively, the “Collateral”), whether now existing or hereafter created or arising:

(a)                all of the stock, shares, membership interests, partnership interests and other equity ownership interests in Company now or hereafter held by Pledgor (collectively, the “Ownership Interests”) and all of Pledgor’s rights to participate in the management of Company, all rights, privileges, authority and powers of Pledgor as owner or holder of its Ownership Interests in Company, including, but not limited to, all contract rights, general intangibles, accounts and payment intangibles related thereto, all rights, privileges, authority and powers relating to the economic interests of Pledgor as owner or holder of its Ownership Interests in Company, including, without limitation, all investment property, contract rights, general intangibles, accounts and payment intangibles related thereto, all options and warrants of Pledgor for the purchase of any Ownership Interest in Company, all documents and certificates representing or evidencing the Pledgor’s Ownership Interests in Company, all of Pledgor’s right, title and interest to receive payments of principal and interest on any loans and/or other extensions of credit made by Pledgor to Company, and any other right, title, interest, privilege, authority and power of Pledgor in or relating to Company, all whether existing or hereafter arising, and whether arising under any operating agreement, shareholders’ agreement, partnership agreement or other agreement, or any bylaws, certificate of formation, articles of organization or other organization or governing documents of Company (as the same may be amended, modified or restated from time to time) or otherwise, or at law or in equity and all books and records of Pledgor pertaining to any of the foregoing and all options, warrants, distributions, investment property, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and Pledgor shall promptly thereafter deliver to Agent a certificate duly executed by Pledgor describing such percentage interests, options or warrants and certifying that the same have been duly pledged hereunder; it being understood and agreed that with respect to the stock of ARCA Canada, Inc. held by Pledgor, Pledgor is only assigning and granting a security interest in 65% of such stock to Agent hereunder;

(b)               all rights to receive cash distributions, profits, losses and capital distributions (including, but not limited to, distributions in kind and liquidating dividends and distributions) and any other rights and property interests related to the Ownership Interests;

(c)                all other securities, instruments or property (including cash) paid or distributed in respect of or in exchange for the Ownership Interests, whether or not as part of or by way of spin-off, merger, consolidation, dissolution, reclassification, combination or exchange of stock (or other Ownership Interests), asset sales, or similar rearrangement or reorganization or otherwise; and

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(d)               all proceeds (both cash and non-cash) of the foregoing, whether now or hereafter arising with respect to the foregoing.

2.                  Registration of Pledge in Books of Company; Application of Proceeds. Pledgor hereby authorizes and directs Company to register Pledgor’s pledge to Agent, for its benefit and the benefit of the Lenders, of the Collateral on the books of Company and, following written notice to do so by Agent after the occurrence of an Event of Default (as hereinafter defined) under this Agreement, to make direct payment to Agent of any amounts due or to become due to Pledgor with respect to the Collateral. Any moneys received by Agent shall be applied to the Obligations in such order and manner of application as Agent may from time to time determine in its sole discretion.

3.                  Rights of Pledgor in the Collateral. Until any Event of Default occurs under this Agreement, Pledgor shall be entitled to exercise all voting rights and to receive all dividends and other distributions that may be paid on any Collateral and that are not otherwise prohibited by the Financing Documents. Any cash dividend or distribution payable in respect of the Collateral that is, in whole or in part, a return of capital or that is made in violation of this Agreement or the Financing Documents shall be received by Pledgor in trust for Agent, for its benefit and the benefit of the Lenders, shall be paid immediately to Agent and shall be retained by Agent as part of the Collateral. Upon the occurrence and during the continuation of an Event of Default, Pledgor shall, at the written direction of Agent, immediately send a written notice to Company instructing Company, and shall cause Company, to remit all cash and other distributions payable with respect to the Ownership Interests (until such time as Agent notifies Pledgor that such Event of Default has ceased to exist) directly to Agent. Nothing contained in this paragraph shall be deemed to permit the payment of any sum or the making of any distribution which is prohibited by any of the Financing Documents, if any.

4.                  Representations and Warranties of Pledgor. Pledgor hereby warrants to Agent as follows:

(a)                Schedule I and Schedule II are true, correct and complete in all respects;

(b)               All of the pledged Ownership Interests of Pledgor (the “Pledged Interests”) are in certificated form, and are registered in the name of Pledgor (other than the membership interests of Customer Connexx LLC and ARCA Advanced Processing, LLC);

(c)               The Pledged Interests constitute at least the percentage of all the issued and outstanding Ownership Interests of Company as set forth on Schedule I;

(d)               The Pledged Interests listed on Schedule I are the only Ownership Interests of Company in which Pledgor has any rights;

(e)                All certificates evidencing the Pledged Interests of Pledgor have been delivered to Agent;

(f)                Pledgor has good and marketable title to the Collateral. Pledgor is the sole owner of all of the Collateral, free and clear of all security interests, pledges, voting trusts, agreements, liens, claims and encumbrances whatsoever, other than the security interests, assignments and liens granted under this Agreement;

(g)               Pledgor has not heretofore transferred, pledged, assigned or otherwise encumbered any of its rights in or to the Collateral;

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(h)               Other than a requirement of consent of other members contained in the operating agreements governing the Ownership Interests (which such consent has been obtained), Pledgor is not prohibited under any agreement with any other person or entity, or under any judgment or decree, from the execution and delivery of this Agreement or the performance or discharge of the obligations, duties, covenants, agreements, and liabilities contained in this Agreement;

(i)                No action has been brought or threatened that might prohibit or interfere with the execution and delivery of this Agreement or the performance or discharge of the obligations, duties, covenants, agreements, and liabilities contained in this Agreement;

(j)                 Pledgor has full power and authority to execute and deliver this Agreement, and the execution and delivery of this Agreement do not conflict with any agreement to which Pledgor is a party or any law, order, ordinance, rule, or regulation to which Pledgor is subject or by which it is bound and do not constitute a default under any agreement or instrument binding upon Pledgor;

(k)               This Agreement has been properly executed and delivered and constitutes the valid and legally binding obligation of Pledgor and is fully enforceable against Pledgor in accordance with its terms; and

(l)                As of the date hereof, the operating agreement or limited liability agreement of Customer Connexx LLC has been amended to include the provisions set forth in Schedule V hereto regarding certain rights of Agent in respect of this Agreement.

5.                  Covenants of Pledgor. Pledgor hereby covenants and agrees as follows:

(a)                To do or cause to be done all things necessary to preserve and to keep in full force and effect its interests in the Collateral, and to defend, at its sole expense, the title to the Collateral and any part of the Collateral;

(b)               To cooperate fully with Agent’s efforts to preserve the Collateral and to take such actions to preserve the Collateral as Agent may in good faith direct;

(c)                To cause Company to maintain proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to the Collateral and which reflect the lien of Agent on the Collateral;

(d)               To deliver immediately to Agent any certificates that may be issued following the date of this Agreement representing the Ownership Interests or other Collateral, and to execute and deliver to Agent one or more transfer powers, substantially in the form of Schedule III attached hereto or otherwise in form and content satisfactory to Agent, pursuant to which Pledgor assigns, in blank, all Ownership Interests and other Collateral (the “Transfer Powers”), which such Transfer Powers shall be held by Agent as part of the Collateral;

(e)                To execute and deliver to Agent such financing statements as Agent may request with respect to the Ownership Interests, and to take such other steps as Agent may from time to time reasonably request to perfect Agent’s security interest in the Ownership Interests under applicable law;

(f)                Not to sell, discount, allow credits or allowances, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral or any part of the Collateral;

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(g)               After an Event of Default under the Financing Documents (including but not limited to this Agreement), not to receive any dividend or distribution or other benefit with respect to Company, and not to vote, consent, waive or ratify any action taken, that would violate or be inconsistent with any of the terms and provisions of this Agreement, or any of the Financing Documents or that would materially impair the position or interest of Agent in the Collateral or dilute the Ownership Interests pledged to Agent under this Agreement;

(h)               Not to sell or otherwise dispose of, or create, incur, assume or suffer to exist any lien upon any of the Collateral, other than liens in favor of Agent, for its benefit and the benefit of the Lenders;

(i)                That Pledgor will, upon obtaining ownership of any other Ownership Interests otherwise required to be pledged to Agent, for its benefit and the benefit of the Lenders, pursuant to any of the Financing Documents, which Ownership Interests are not already Pledged Interests, within five (5) Business Days deliver to Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule IV hereto (a “Pledge Amendment”) in respect of any such additional Ownership Interests pursuant to which Pledgor shall pledge to Agent, for its benefit and the benefit of the Lenders, all of such additional Ownership Interests. Prior to the delivery thereof to Agent, all such additional Ownership Interests shall be held by Pledgor separate and apart from its other property and in express trust for Agent, for its benefit and the benefit of the Lenders;

(j)                That Pledgor consents to the admission of Agent (and its assigns or designee) as a member, partner or stockholder of Company upon Agent’s acquisition of any of the Ownership Interests; and

(k)                Pledgor shall not take any action to cause any equity interest held in Customer Connexx LLC to be or become a “security” within the meaning of, or to be governed by, Article 8 (Investment Securities) and shall not cause Customer Connexx LLC to “opt in” or to take any other action seeking to establish any equity interest of Customer Connexx LLC as a “security” or to become certificated.

6.                  Rights of Agent. Agent may from time to time and at its option (a) require Pledgor to, and Pledgor shall, periodically deliver to Agent records and schedules, which show the status of the Collateral and such other matters which affect the Collateral; (b) verify the Collateral and inspect the books and records of Company and make copies of or extracts from the books and records; and (c) notify any prospective buyers or transferees of the Collateral of Agent’s interest in the Collateral. Pledgor agrees that Agent may at any time take such steps as Agent deems reasonably necessary to protect Agent’s interest in and to preserve the Collateral. Pledgor hereby consents and agrees that Agent may at any time or from time to time pursuant to the Credit Agreement (a) extend or change the time of payment and/or the manner, place or terms of payment of any and all Obligations, (b) supplement, amend, restate, supersede, or replace the Credit Agreement or any other Financing Documents, (c) renew, extend, modify, increase or decrease loans and extensions of credit under the Credit Agreement, (d) modify the terms and conditions under which loans and extensions of credit may be made under the Credit Agreement, (e) settle, compromise or grant releases for any Obligations and/or any person or persons liable for payment of any Obligations, (f) exchange, release, surrender, sell, subordinate or compromise any collateral of any party now or hereafter securing any of the Obligations and (g) apply any and all payments received from any source by Agent at any time against the Obligations in any order as Agent may determine pursuant to the terms of the Credit Agreement; all of the foregoing in such manner and upon such terms as Agent may determine and without notice to or further consent from Pledgor and without impairing or modifying the terms and conditions of this Agreement which shall remain in full force and effect.

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This Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (i) any delay in making demand on Pledgor for or delay in enforcing or failure to enforce, performance or payment of any Obligations, (ii) any failure, neglect or omission on Agent’s part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Pledgor or any other party securing the Obligations, (iii) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons or in any property, (iv) the invalidity or unenforceability of any Obligations or rights in any Collateral under the Credit Agreement, (v) the existence or nonexistence of any defenses which may be available to Pledgor with respect to the Obligations, or (vi) the commencement of any bankruptcy, reorganization; liquidation, dissolution or receivership proceeding or case filed by or against Pledgor or any Borrower.

7.                  Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (an “Event of Default”) under this Agreement:

(a)               the failure of Pledgor to perform, observe, or comply with any of the provisions of this Agreement, where such failure shall remain uncured for a period of ten (10) days after the date of written notice from Agent to Pledgor;

(b)               any representation, warranty or information made or given in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for Pledgor), financial statement or other document furnished by Pledgor in connection with this Agreement shall prove to have been false or misleading when made or given in any material respect;

(c)                the occurrence of an Event of Default (as defined in any of the Financing Documents) or the continuance of any default under the Financing Documents beyond any applicable grace or cure period provided for therein;

(d)                the filing of any petition for relief under the United States Bankruptcy Code or any similar federal or state statute by or against Pledgor; or

(e)                an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or the insolvency of Pledgor.

8.                  Rights of Agent Following Event of Default. Upon the occurrence of an Event of Default under this Agreement (and in addition to all of its other rights, powers and remedies under this Agreement), Agent may, at its option, without notice to Pledgor or any other party, do any one or more of the following:

(a)               Declare any unpaid balance of the Obligations to be immediately due and payable (the occurrence or nonoccurrence of an Event of Default shall in no manner impair the ability of Agent to demand payment of any portion of the Obligations that is payable upon demand);

(b)               Proceed to perform or discharge any and all of Pledgor’s obligations, duties, responsibilities, or liabilities and exercise any and all of its rights in connection with the Collateral for such period of time as Agent may deem appropriate, with or without the bringing of any legal action in or the appointment of any receiver by any court;

(c)               Do all other acts which Agent may deem necessary or proper to protect Agent’s security interest in the Collateral and carry out the terms of this Agreement;

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(d)               Exercise all voting and management rights of Pledgor as to Company or otherwise pertaining to the Collateral, and Pledgor, forthwith upon the request of Agent, shall use its best efforts to secure, and cooperate with the efforts of Agent to secure (if not already secured by Agent), all the benefits of such voting and management rights.

(e)                Sell the Collateral in any manner permitted by the UCC; and upon any such sale of the Collateral, Agent may (i) bid for and purchase the Collateral and apply the expenses of such sale (including, without limitation, attorneys’ fees) as a credit against the purchase price, or (ii) apply the proceeds of any sale or sales to other persons or entities, in whatever order Agent in its sole discretion may decide, to the expenses of such sale (including, without limitation, attorneys’ fees), to the Obligations, and the remainder, if any, shall be paid to Pledgor or to such other person or entity legally entitled to payment of such remainder; and

(f)                 Proceed by suit or suits in law or in equity or by any other appropriate proceeding or remedy to enforce the performance of any term, covenant, condition, or agreement contained in this Agreement, and institution of such a suit or suits shall not abrogate the rights of Agent to pursue any other remedies granted in this Agreement or to pursue any other remedy available to Agent either at law or in equity.

Agent shall have all of the rights and remedies of a secured party under the UCC and other applicable laws. All costs and expenses, including reasonable attorneys’ fees and expenses, incurred or paid by Agent in exercising or protecting any interest, right, power or remedy conferred by this Agreement, shall bear interest at a per annum rate of interest equal to the then highest rate of interest charged on any of the Obligations from the date of payment until repaid in full and shall, along with the interest thereon, constitute and become a part of the Obligations secured by this Agreement.

Pledgor hereby constitutes Agent as the attorney-in-fact of Pledgor after an Event of Default under the Financing Documents (including but not limited to this Agreement) to take such actions and execute such documents as Agent may deem appropriate in the exercise of the rights and powers granted to Agent in this Agreement, including, but not limited to, filling-in blanks in the Transfer Power to cause a transfer of the Ownership Interests and other Collateral pursuant to a sale of the Collateral. The power of attorney granted hereby shall be irrevocable and coupled with an interest and shall terminate only upon the payment in full of the Obligations. Pledgor shall indemnify and hold Agent harmless for all losses, costs, damages, fees, and expenses suffered or incurred in connection with the exercise of this power of attorney and shall release Agent from any and all liability arising in connection with the exercise of this power of attorney.

9.                  Performance by Agent. If Pledgor shall fail to perform, observe or comply with any of the conditions, terms, or covenants contained in this Agreement or any of the other Financing Documents, Agent, without notice to or demand upon Pledgor and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter perform such conditions, terms or covenants for the account and at the expense of Pledgor, and may enter upon the premises of Pledgor for that purpose and take all such action on the premises as Agent may consider necessary or appropriate for such purpose. All sums paid or advanced by Agent in connection with the foregoing and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with the foregoing, together with interest thereon at a per annum rate of interest equal to the then highest rate of interest charged on the principal of any of the Obligations, from the date of payment until repaid in full, shall be paid by Pledgor to Agent on demand and shall constitute and become a part of the Obligations secured by this Agreement.

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10.               Indemnification. Agent shall not in any way be responsible for the performance or discharge of, and Agent does not hereby undertake to perform or discharge of, any obligation, duty, responsibility, or liability of Pledgor in connection with the Collateral or otherwise. Pledgor hereby agrees to indemnify Agent and hold Agent harmless from and against all losses, liabilities, damages, claims, or demands suffered or incurred by reason of this Agreement or by reason of any alleged responsibilities or undertakings on the part of Agent to perform or discharge any obligations, duties, responsibilities, or liabilities of Pledgor in connection with the Collateral or otherwise; provided, however, that the foregoing indemnity and agreement to hold harmless shall not apply to losses, liabilities, damages, claims, or demands suffered or incurred by reason of Agent’s own gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent shall have no duty to collect any amounts due or to become due in connection with the Collateral or enforce or preserve Pledgor’s rights under this Agreement.

11.               Termination. Upon payment in full of the Obligations, and termination of any further obligation of Agent and the Lenders to extend any credit to Borrower under the Financing Documents, this Agreement shall terminate and Agent shall promptly execute appropriate documents to evidence such termination.

12.               Release. Without prejudice to any of Agent’s rights under this Agreement, Agent may take or release other security for the payment or performance of the Obligations, may release any party primarily or secondarily liable for the Obligations, and may apply any other security held by Agent to the satisfaction of the Obligations.

13.               Pledgor’s Liability Absolute. The liability of Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Pledgor or any other person, nor against other securities or liens available to Agent or Agent’s respective successors, assigns, or agents. Pledgor waives any right to require that resort be had to any security or to any balance of any deposit account or credit on the books of Agent in favor of any other person.

14.               Preservation of Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral and in preserving rights under this Agreement if Agent takes action for those purposes as Pledgor may reasonably request in writing, provided, however, that failure to comply with any such request shall not, in and of itself, be deemed a failure to exercise reasonable care, and no failure by Agent to preserve or protect any rights with respect to the Collateral or to do any act with respect to the preservation of the Collateral not so requested by Pledgor shall be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.

15.               Private Sale. Pledgor recognizes that Agent may be unable to effect a public sale of the Collateral by reason of certain provisions contained in the federal Securities Act of 1933, as amended, and applicable state securities laws and, under the circumstances then existing, may reasonably resort to a private sale to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account for investment and not with a view to the distribution or resale of the Collateral. Pledgor agrees that a private sale so made may be at a price and on other terms less favorable to the seller than if the Collateral were sold at public sale and that Agent has no obligation to delay sale of the Collateral for the period of time necessary to permit Pledgor to register of qualify the Collateral for public sale, even if Pledgor would agree to register or qualify the Collateral for public sale under the Securities Act of 1933, as amended, and applicable state securities laws. Pledgor agrees that a private sale made under the foregoing circumstances and otherwise in a commercially reasonable manner shall be deemed to have been made in a commercially reasonable manner under the UCC.

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16.               General.

(a)                Final Agreement and Amendments. This Agreement, together with the other Financing Documents, constitutes the final and entire agreement and understanding of the parties and any term, condition, covenant or agreement not contained herein or therein is not a part of the agreement and understanding of the parties. Neither this Agreement, nor any term, condition, covenant or agreement hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

(b)               Waiver. No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made in any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. No single or partial exercise of any power or right shall preclude other or further exercise of the power or right or the exercise of any other power or right. No course of dealing between the parties hereto shall be construed as an amendment to this Agreement or a waiver of any provision of this Agreement. No notice to or demand on Pledgor in any case shall thereby entitle Pledgor to any other or further notice or demand in the same, similar or other circumstances.

(c)                Headings. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

(d)               Construction. As used herein, all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Agreement. The Recitals are incorporated herein as a substantive part of this Agreement and the parties hereto acknowledge that such Recitals are true and correct.

(e)                Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns hereunder. In the event of any assignment or transfer by Agent of any of the Pledgor’s obligations under the Financing Documents or the collateral therefor, Agent thereafter shall be fully discharged from any responsibility with respect to such collateral so assigned or transferred, but Agent shall retain all rights and powers given by this Agreement with respect to any of the Pledgor’s obligations under the Financing Documents or collateral not so assigned or transferred. Pledgor shall have no right to assign or delegate its rights or obligations hereunder.

(f)                Severability. If any term, provision, covenant or condition of this Agreement or the application of such term, provision, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, provision, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, provision, covenant or condition shall be valid and enforced to the fullest extent permitted by law.

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(g)               Notices. All notices required or permitted hereunder shall be given and shall become effective as provided in Section 12.3 of the Credit Agreement. All notices to Pledgor shall be addressed in accordance with the information provided on the signature page hereto.

(h)               Remedies Cumulative. Each right, power and remedy of Agent as provided for in this Agreement, or in any of the other Financing Documents or now or hereafter existing by law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement, or in any of the other Financing Documents now or hereafter existing by law, and the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies shall not preclude the later exercise by Agent of any other rights, powers or remedies.

(i)                Time of the Essence; Survival; Joint and Several Liability. Time is of the essence of this Agreement and each and every term, covenant and condition contained herein. All covenants, agreements, representations and warranties made in this Agreement or in any of the other Financing Documents shall continue in full force and effect so long as any of the obligations of any party under the Financing Documents (other than Agent) remain outstanding. Each person or entity constituting Pledgor shall be jointly and severally liable for all of the obligations of Pledgor under this Agreement.

(j)                 Further Assurances. Pledgor hereby agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Agent or any of its agents to exercise and enforce its rights and remedies under this Agreement with respect to any portion of such collateral.

(k)               Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original, but all of which shall constitute one in the same instrument. As used in this Agreement, the term “this Agreement” shall include all attachments, exhibits, schedules, riders and addenda. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto.

(l)                 Costs. Pledgor shall be responsible for the payment of any and all reasonable fees, costs and expenses which Agent may incur by reason of this Agreement, including, but not limited to, the following: (i) any taxes of any kind related to any property or interests assigned or pledged hereunder; (ii) expenses incurred in filing public notices relating to any property or interests assigned or pledged hereunder; and (iii) any and all costs, expenses and fees (including, without limitation, reasonable attorneys’ fees and expenses and court costs and fees), whether or not litigation is commenced, incurred by Agent in protecting, insuring, maintaining, preserving, attaching, perfecting, enforcing, collecting or foreclosing upon any lien, security interest, right or privilege granted to Agent or any obligation of Pledgor under this Agreement, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to this Agreement or any property or interests assigned or pledged hereunder.

(m)              No Defenses. Pledgor’s obligations under this Agreement shall not be subject to any set-off, counterclaim or defense to payment that Pledgor now has or may have in the future.

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(n)               Cooperation in Discovery and Litigation. In any litigation, trial, arbitration or other dispute resolution proceeding relating to this Agreement, all directors, officers, employees and agents of Pledgor or of its affiliates shall be deemed to be employees or managing agents of Pledgor for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise). Pledgor agrees that Agent’s counsel in any such dispute resolution proceeding may examine any of these individuals as if under cross-examination and that any discovery deposition of any of them may be used in that proceeding as if it were an evidence deposition. Pledgor in any event will use all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Agent, all persons and entities, documents (whether in tangible, electronic or other form) or other things under its control and relating to the dispute in any jurisdiction that recognizes that (or any similar) distinction.

(o)               CHOICE OF LAW; CONSENT TO JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A “PROCEEDING”), PLEDGOR HEREBY (A) SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN MARYLAND AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT SHALL PRECLUDE AGENT FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OR PROCESS IN ANY PROCEEDING IN ANY MARYLAND STATE OR UNITED STATES COURT SITTING IN THE STATE OF MARYLAND MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO PLEDGOR AT THE ADDRESS INDICATED HEREIN, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF PLEDGOR SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

17.               WAIVER OF JURY TRIAL. PLEDGOR HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY PLEDGOR, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. AGENT IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF PLEDGOR’S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, PLEDGOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF AGENT (INCLUDING THEIR RESPECTIVE COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO PLEDGOR THAT AGENT WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

[Signature Pages Follow]

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IN WITNESS WHEREOF, intending to be legally bound, and intending that this agreement constitute an agreement executed under seal, each of the parties have caused this Agreement to be executed under seal the day and year first above mentioned.

PLEDGOR:	APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation

	By:	/s/ Tony Isaac
	Name:	Tony Isaac
	Title:	Chief Executive Officer and Chief Financial Officer

Pledgor Contact Information:

175 Jackson Avenue N., Suite 102
Hopkins, MN 55343
Attn: CEO
Facsimile: 752-730-1803
E-Mail: tisaac@isaac.com

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AGENT:	MIDCAP FINANCIAL TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Ansellem	(SEAL)
Name:	Maurice Ansellem
Title:	Authorized Signatory

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SCHEDULE I

Pledged Interests

Name of Pledgor:	Appliance Recycling Centers of America, Inc.

Company Name:	(i) ApplianceSmart, Inc.

(ii) ARCA Recycling, Inc.

(iii) Customer Connexx LLC

(iv) ARCA Canada, Inc.

(v) ARCA Advanced Processing, LLC

Type of Entity of Company:	(i) Corporation

(ii) Corporation

(iii) Limited liability company

(iv) Corporation

(v) Limited liability company

Jurisdiction of Organization of Company:	(i) Minnesota

(ii) California

(iii) Nevada

(iv) Canada (Ontario)

(v)

Organizational ID No. of Company:	(i) 4383092-3

(ii) C1811270

(iii) NV20161606045

(iv) 00215978

(v) 3541635-2

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Tax ID No. of Company:	(i) 45-2794102

(ii) 36-3893973

(iii) 81-4118020

(iv) 849019120RC0001

(v)

Class of Interests in Company:	(i) Common stock

(ii) Common stock

(iii) LLC membership interests

(iv) Common stock

(v) LLC membership interests

Equity Interest Certificate No.:	(i) No. 1

(ii) No. 1

(iii) N/A –not certificated

(iv) No. 1

(v) N/A –not certificated

Number of Units:	(i) 10,000 shares

(ii) 1,000 shares

(iii) N/A – not certificated

(iv) 10 shares

(v) N/A –not certificated

Percentage of Outstanding Equity Interest:	(i) 100%

(ii) 100%

(iii) 100%

(iv) 100% (65% pledged hereunder)

(v) 50%

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SCHEDULE II

Pledgor Information

Name of Pledgor:	Appliance Recycling Centers of America, Inc.

Type of Entity of Pledgor:	Corporation

Jurisdiction of Organization of Pledgor:	Minnesota

Organizational ID No. of Pledgor:	4K-30

Tax ID No. of Pledgor:	41-1454591

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SCHEDULE III

STOCK POWER

FOR VALUE RECEIVED, the undersigned, _________________________, a ____________ corporation (“Pledgor”), does hereby sell, assign and transfer to __________________________________* all of its Equity Interests (as hereinafter defined) represented by Certificate No(s). _______* in _____________________, a ______________________ corporation (“Issuer”), standing in the name of Pledgor on the books of said Issuer. Pledgor does hereby irrevocably constitute and appoint ________________________________*, as attorney, to transfer the Equity Interest in said Issuer with full power of substitution in the premises. The term “Equity Interest” means any security, share, unit, partnership interest, membership interest, ownership interest, equity interest, option, warrant, participation, “equity security” (as such term is defined in Rule 3(a)11 1 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, or any similar statute then in effect, promulgated by the Securities and Exchange Commission and any successor thereto) or analogous interest (regardless of how designated) of or in a corporation, partnership, limited partnership, limited liability company, limited liability partnership, business trust or other entity, of whatever nature, type, series or class, whether voting or nonvoting, certificated or uncertificated, common or preferred, and all rights and privileges incident thereto.

Dated:________________________	PLEDGOR: [NAME OF PLEDGOR] By:__________________________(SEAL) Name: ______________________________ Its: ________________________________

*To Remain Blank - Not Completed at Closing

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SCHEDULE IV

PLEDGE AMENDMENT

This Pledge Amendment, dated ________________, 20__ is delivered pursuant to Section 5(i) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 4 of the Pledge Agreement are and continue to be true and correct, both as to the Collateral pledged prior to this Pledge Amendment and as to the Collateral pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated _____________, 20__, between undersigned, as Pledgor, and MidCap Financial Trust, as Agent (as may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), and that the Ownership Interests listed on this Pledge Amendment shall be and become a part of the Pledged Interests and Pledged Collateral referred to in said Pledge Agreement and shall secure all Obligations referred to and in accordance with said Pledge Agreement. Schedule I of the Pledge Agreement shall be deemed amended to include the Ownership Interests listed on this Pledge Amendment. The undersigned acknowledge that any Ownership Interests issued by Company owned by Pledgor not included in the Pledged Collateral at the discretion of Agent may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Obligations.

PLEDGOR: [NAME OF PLEDGOR] By:__________________________(SEAL) Name: ______________________________ Its: ________________________________

__________________________(SEAL)
[Name of Individual]

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SCHEDULE IV- continued

Name and Address of Pledgor	Company	Class of Equity Interest	Certificate Number(s)	Number of Shares

Initial Principal Amount	Issue Date	Maturity Date	Interest Rate

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NOTICE OF PLEDGE

TO:	_____________________________ (“Company”)

Notice is hereby given that, pursuant to that certain Pledge Agreement of even date with this Notice (the “Agreement”), from undersigned (collectively in the singular, “Pledgor”), to MidCap Financial Trust, as agent (in such capacity, together with its successors and assigns, “Agent”) in connection with financing arrangements in effect for Company, Agent and certain financial institutions, Pledgor has pledged and assigned to Agent and granted to Agent, for its benefit and the benefit of the Lenders, a continuing first priority security interest in, all of its right, title and interest, whether now existing or hereafter arising our acquired, in, to, and under the following (the “Collateral”):

(a)                all of the stock, shares, membership interests, partnership interests and other equity ownership interests in Company now or hereafter held by Pledgor (collectively, the “Ownership Interests”) and all of Pledgor’s rights to participate in the management of Company, all rights, privileges, authority and powers of Pledgor as owner or holder of its Ownership Interests in Company, including, but not limited to, all investment property, contract rights related thereto, all rights, privileges, authority and powers relating to the economic interests of Pledgor as owner or holder or its Ownership Interests in Company, including, without limitation, all contract rights related thereto, all options and warrants of Pledgor for the purchase of any Ownership Interest in Company, all documents and certificates representing or evidencing Pledgor’s Ownership Interests in Company, all of Pledgor’s right, title and interest to receive payments of principal and interest on any loans and/or other extensions of credit made by Pledgor to Company, and any other right, title, interest, privilege, authority and power of Pledgor in or relating to Company, all whether existing or hereafter arising, and whether arising under any operating agreement, shareholder’s agreement, partnership agreement or any other agreement, or any bylaws of Company (as the same may be amended, modified or restated from time to time), or the certificate of formation or existence of Company (as the same may be amended, modified or restated from time to time) or otherwise, or at law or in equity and all books and records of Pledgor pertaining to any of the foregoing and all options, warrants, distributions, investment property, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and Pledgor shall promptly thereafter deliver to Agent a certificate duly executed by Pledgor describing such percentage interests, options or warrants and certifying that the same have been duly pledged hereunder;

(b)               all rights to receive cash distributions, profits, losses and capital distributions (including, but not limited to, distributions in kind and liquidating dividends) and any other rights and property interests related to the Ownership Interests;

(c)                all other securities, instruments or property (including cash) paid or distributed in respect of or in exchange for the Ownership Interests, whether or not as part of or by way of spin-off, merger, consolidation, dissolution, reclassification, combination or exchange of stock (or other Ownership Interests), asset sales, or similar rearrangement or reorganization or otherwise; and

(d)               all proceeds (both cash and non-cash) of the foregoing, whether now or hereafter arising under the foregoing.

Pursuant to the Agreement, Company is hereby authorized and directed, and Company hereby agrees, to:

(i)       register on its books Pledgor’s pledge to Agent of the Collateral; and

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(ii)       upon the occurrence of an Event of Default under the Agreement (or prior thereto, as may be required under the Agreement) make direct payment to Agent of any amounts due or to become due to Pledgor that are attributable, directly or indirectly, to Pledgor’s ownership of the Collateral.

Pledgor hereby directs Company to, and Company hereby agrees to, comply with instructions originated by Agent with respect to the Collateral without further consent of the Pledgor. It is the intention of the foregoing to grant “control” to Agent within the meaning of Articles 8 and 9 of the UCC, to the extent the same may be applicable to the Collateral.

[For Customer Connexx LLC] Pledgor hereby directs Company, and Company hereby agrees, (i) not to take any action to cause any equity interest of the Collateral to be or become a “security” within the meaning of, or to be governed by, Article 8 (Investment Securities) of the UCC as in effect under the laws of any state having jurisdiction, and (ii) not to “opt in” or to take any other action seeking to establish any equity interest of the Collateral as a “security” and (iii) not to certificate any equity interest of the Collateral.

Company acknowledges and agrees that upon the delivery of any certificates representing the Collateral endorsed to Agent or in blank, Agent’s security interest in the Collateral shall be perfected by “control” (as such term is used in Articles 8 and 9 of the UCC).

Pledgor hereby requests Company to indicate its acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy of this Notice where indicated below and returning it to Agent.

PLEDGOR: [NAME OF PLEDGOR] By:_________________________ _(SEAL) Name: ______________________________ Its: ________________________________

___________________________(SEAL)
[Name of Individual]

ACKNOWLEDGED BY COMPANY as of this _____ day of _________, 201__:

COMPANY: [NAME OF COMPANY] By:__________________________(SEAL) Name: ______________________________ Title: ________________________________

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SCHEDULE V

LLC Operating Agreement Amendments

Please add a new Article as follows:

ARTICLE [__]

RIGHTS OF AGENT

Section [__] In the event that Midcap Financial Trust (together with any successor and/or assign thereto, “Agent”) exercises its rights and remedies (the “Pledge Rights”) under and in accordance with that certain Pledge Agreement between Agent and Appliance Recycling Centers of America, Inc. (the “Pledge Agreement”), delivered in connection with that certain Credit and Security Agreement dated as of May ____, 2017 by and among Borrowers, Agent and Lenders, and which may be amended, modified and restated from time to time, the “Credit Agreement”), notwithstanding anything contained in this Agreement to the contrary: (a) Agent shall be entitled to remove any or all of the Managers and appoint any representatives of Agent or any other person or entity, as Agent elects, to be the Manager(s) in order to fill the vacancy created by such removal and the Members shall not have the right to remove the Managers so appointed by Agent or to elect any new or additional Managers, and (b) any limitations contained in this Agreement inconsistent with the provisions of the Pledge Agreement or this Article shall thereupon be deemed waived, void and of no further force and effect until all of the Obligations (as defined in the Credit Agreement) of the Borrowers (as defined in the Credit Agreement) to Agent and Lenders under the Credit Agreement have been fully and finally paid, including, without limitation (i) any provision that requires approval of actions by a “Majority in Interest”, and (ii) provisions requiring the approval of the “Board of Managers” for certain actions, it being agreed that the Board of Managers may be replaced by a sole Manager at Agent’s option. Following the full and final payment to Agent and Lenders of the Obligations under the Credit Agreement, all such provisions shall be deemed to be reinstated and in full force and effect.

Section [__] Notwithstanding anything contained in this Agreement to the contrary, all restrictions on transfer and assignability of any Member’s interests in the Company shall be inapplicable, and of no force and effect, as to any transfer of any interests in the Company to Agent (or any nominee affiliate, successor, assignee or transferee thereof) in accordance with the Pledge Agreement.

Section [___] Neither the Members nor Managers will amend this Agreement to provide that any limited liability company interests in the Company are securities governed by Article 8 of the Uniform Commercial Code or otherwise “opt in” of Article 8 of the Uniform Commercial Code.

Section [__] The provisions of this Article shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and any future Members or Managers and their respective successors and assigns.

Section [__] None of the provisions of this Article [__] or any other provision of this Agreement may be amended in any way which alters, limits, restricts or adversely affects Agent’s ability to exercise its Pledge Rights, other rights under the Pledge Agreement or the intended result thereof, without the prior written consent of Agent.

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